SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

United States Securities and Exchange Commission
Washington, D.C. 20549

Filed by the Registrant ☒

Filed by a Party Other than the Registrant *

Check the appropriate box:

☒	Preliminary Proxy Statement
*	Definitive Proxy Statement
*	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
*	Definitive Additional Materials
*	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

YP Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

*	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each series of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

*	Fee paid previously with preliminary materials.

*
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

YP CORP.

4840 East Jasmine Street
Suite 105
Mesa, Arizona 85205-3321
(480) 654-9646

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 7, 2006

To Our Stockholders:

The 2006 Annual Meeting of Stockholders of YP Corp. will be held at the Mesa Hilton, 1011 W. Holmes Avenue, Mesa, Arizona 85210, on April 7, 2006, beginning at 10:00 a.m. local time. The Annual Meeting is being held for the following purposes:

1.	To elect two director to our company’s board of directors to serve for a term of three years (such term being subject to approval of Proposal No. 2);

2.	To amend our Amended and Restated Articles of Incorporation to de-classify the board of directors, providing for the annual election of all of our directors;

3.	To ratify the appointment of Epstein, Weber & Conover, P.L.C., as our independent auditors for the fiscal year ending September 30, 2006; and

4.	To transact such other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 5, 2006 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Your vote is important.

All stockholders are cordially invited to attend the meeting in person. In order to assure your representation at the meeting, however, we urge you to complete, sign, and date the enclosed proxy as promptly as possible and return it to us via facsimile to the attention of Roger Bedier at 480-325-4339or in the enclosed postage-paid envelope. If you attend the meeting in person, you may vote in person even if you previously have returned a proxy.

By Order of the Board of Directors

Daniel L. Coury, Sr.
Chairman of the Board
March [ ], 2006
Mesa, Arizona

TABLE OF CONTENTS

ABOUT THE MEETING	2
What is the purpose of the Annual Meeting?	2
Who is entitled to attend and vote at the Annual Meeting?	2
How do I vote?	2
What if I vote and then change my mind?	2
What are the Board’s recommendations?	2
What constitutes a quorum?	2
What vote is required to approve each item?	2
Can I dissent or exercise rights of appraisal?	2
Who pays for this proxy solicitation?	2
ELECTION OF DIRECTORS (Proposal No. 1)	2
General	2
Vote Required	2
Nominees	2
How are directors compensated?	2
How often did the Board meet during fiscal 2004?	2
What committees has the Board established?	2
Audit Committee Report	2
EXECUTIVE OFFICERS AND COMPENSATION	2
Executive Compensation Summary	2
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	2
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	2
PROPROSAL TO AMEND OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION (Proposal No. 2)	2
Vote Required; Effective Date of Amendments	2
RATIFICATION OF INDEPENDENT AUDITORS (Proposal No. 3)	2
STOCKHOLDER PROPOSALS AND NOMINATIONS	2
OTHER MATTERS	2
ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS	2

YP CORP.
4840 East Jasmine Street
Suite 105
Mesa, Arizona 85205-3321
(480) 654-9646

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 7, 2006

This Proxy Statement relates to the 2006 Annual Meeting of Stockholders of YP Corp. The Annual Meeting will be held on April 7, 2006 at 10:00 a.m. local time, at the Mesa Hilton, 1011 W. Holmes Avenue, Mesa, Arizona 85210, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by our board of directors. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about March[ ] , 2006.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including (i) the election of one director, (ii) amendment of our Amended and Restated Articles of Incorporation to provide for a de-classified board of directors, and (iii) the ratification of auditors. In addition, management will report on our most recent financial and operating results and respond to questions from stockholders.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March [ ], 2006, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote the shares that they held on that date at the meeting or any postponement or adjournment of the meeting. At the close of business on March [ ], 2006, there were issued, outstanding, and entitled to vote [    ] shares of our common stock, par value $.001 per share, which are entitled to [    ] votes. You may not cumulate votes in the election of directors.

How do I vote?

You may vote on matters to come before the meeting in two ways: (i) you can attend the meeting and cast your vote in person; or (ii) you can vote by completing, dating, and signing the enclosed proxy card and returning it to us or by the use of mail or facsimile. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our board of directors.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

1

What are the board’s recommendations?Error! Bookmark not defined.

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our board of directors. Our board’s recommendations are set forth together with a description of such items in this Proxy Statement. In summary, our board recommends a vote FOR election of the nominated slate of directors, FOR amendment of our Amended and Restated Articles of Incorporation to provide for a de-classified board of directors, and FOR the ratification of the auditors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors. Election of a director requires the affirmative votes of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. The two persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders may not cumulate votes in the election of directors.

Amendment to our Articles of Incorporation. The approval of the proposed amendment to our Articles of Incorporation will require the affirmative vote of the holders of 66 2/3 %of our outstanding shares of common stock. A properly executed proxy marked “ABSTAIN” with respect to any or all of these proposals will not be voted, although it will be counted for purposes of whether there is a quorum at the meeting. Because approval of the proposed amendments requires the affirmative vote of all of our outstanding shares of common stock, abstentions and broker non-votes will have the effect of votes against a proposal to amend our Articles of Incorporation.

Ratification of Auditors. The ratification of the appointment of Epstein, Weber & Conover, P.L.C., as our independent auditors will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Effect of Broker Non-Votes. If your shares are held by your broker in “street name,” you are receiving a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent. No postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.” Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum. Accordingly, a broker non-vote will have the effect of a negative vote.

2

Can I dissent or exercise rights of appraisal?

Under Nevada law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for this proxy solicitation?

Our company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

ELECTION OF DIRECTORS
(Proposal No. 1)

General

Our board of directors currently is divided into three classes, as nearly equal in number as possible. Each class serves three years with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class I expire at the 2006 Annual Meeting. Subject to the approval of Proposal No. 2, our board of directors proposes that the nominees described below, who are currently serving as Class I directors, be reelected to Class I for a new term of three years, or until their earlier resignation or removal, or until their successors are duly elected and qualified. Our board of directors has no reason to believe that the nominees will not serve if elected, but if they should become unavailable to serve as a director, and if the board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board.

Vote Required

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to our board of directors.

Our board of directors recommends a vote FOR election of the director nominee.

Nominees for Director

The names of the nominee and certain information about him are set forth below:

Name of Nominee	Class (1)	Proposed Term (1)	Age	Position
Joseph Cunningham	I	2009	57	Director
Elizabeth DeMarse	I	2009	51	Director
____________________
(1)
If Proposal No. 2 is approved at the 2006 Annual Meeting, all directors, including Mr. Cunningham and Ms. DeMarse (if re-elected), will be subject to re-election on an annual basis beginning with the 2007 Annual Meeting

JOSEPH CUNNINGHAM. Mr. Cunningham has served as a director of our company since January 2006 and as Chairman of the Audit Committee since January 8, 2006. Mr. Cunningham founded and has been the President and Chief Executive Officer of Liberty Mortgage Acceptance Corporation since 1992. Liberty Mortgage Acceptance Corporation is a nationwide mortgage lender. From March 1985 to 1992, Mr. Cunningham was the Chief Executive Officer of Socal Mortgage Corporation. From March 1984 to February 1985, Mr. Cunningham was the Chief Operating Officer of Colwell Financial Corporation and from January 1980 to February 1984, was the Executive Vice President and Chief Financial Officer of Granite Financial Corporation. Mr. Cunningham received a B.S. in Accounting from Boston College in 1969.

3

ELIZABETH DEMARSE. Ms. Demarse has served as a directory of our company since January 8, 2006. Ms. Demarse was the Chief Executive Officer and President of Bankrate, Inc. from April 2000 until July 2004. From January 1999 to May 2000 Ms. Demarse was an Executive Vice President at Hoover’s Inc. From October 1998 to January 1999 Ms. Demarse was President of Newco, a private equity firm. Ms. Demarse received a degree in History from Wellesley College in 1976 and an M.B.A. from Harvard Business School in 1980.

Other Directors

Our board of directors currently consists of three members, In addition to Mr. Cunningham and Ms. Demarse, our board of directors will include the following individual following the Annual Meeting:

Name	Class (1)	Current Term (1)	Age	Position
Daniel L. Coury, Sr.	II	2007	52	Chairman of the Board and acting Chief Executive Officer
__________________
(1)	If Proposal No. 2 is approved at the 2006 Annual Meeting, all directors will be subject to re-election on an annual basis beginning with the 2007 Annual Meeting.

DANIEL L. COURY, SR. Mr. Coury has served as a director of our company since February 2000. Since 1990, Mr. Coury has served as President and Chairman of Mesa Cold Storage, Ltd., which owns and operates the largest cold storage facilities in Arizona. Before Mr. Coury purchased Mesa Cold Storage, he had experience in international trade, real estate development, real estate exchanges and serving as a consultant to various family businesses, including five General Motors dealerships, numerous commercial and residential developments and mortuary services.

How are directors compensated?

The directors receive a base fee of $36,000 per year for their service on the board payable monthly. Additionally, committee chairpersons are paid an additional $10,000 annually payable monthly. Upon election to the board, directors are awarded 150,000 shares of restricted common stock. This payment schedule was amended from prior years, in February, 2006, and replaces the previous schedule of payments based on meetings attended. The shares of restricted common stock will vest in pursuant to the Company’s 2003 YP Corp Stock Plan.

In addition to regular compensation provided our directors, we have an arrangement with one of our directors, Mr. Coury, whereby Company has agreed to pay $10,000 per month for board and committee services to DLC Consulting, Inc., an entity owned by Mr. Coury, instead of paying Mr. Coury directly.

4

In fiscal 2005, our directors received the following compensation for their service as directors:

Director	Cash

Alistair Johnson-Clague	0
Paul Gottlieb	23,500
DeVal Johnson	18,500
John T. Kurtzweil	34,500
Daniel L. Coury, Sr.	140,000
Peter Bergmann	18,500

How often did the board meet during fiscal 2005?

Our board of directors met 13 times during fiscal 2005, either telephonically or in person. Attendance by directors at the meetings of the board and board committees on which they served was 100% during fiscal 2005.

What committees has the Board established?

Our board of directors has a Corporate Governance and Nominating Committee, a Compensation Committee, and an Audit Committee.

Corporate Governance and Nominating Committee.The purpose of the Corporate Governance and Nominating Committee is to (a) identify individuals who are qualified to become members of our board of directors, consistent with criteria approved by the board, and to select, or to recommend that the board select, the director nominees for the next annual meeting of stockholders or to fill vacancies on the board; (ii) develop and recommend to the board a set of corporate governance principles applicable to our company; and (iii) oversee the evaluation of the board and our company’s management. Ms DeMarse is currently the sole member and chairperson of the Corporate Governance and Nominating Committee, Each member of the committee satisfies the independence standards specified in Section 121A of the American Stock Exchange (“AMEX”) Company Guide. Our board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is posted on our website at www.yp.com. The board formed the Corporate Governance and Nominating Committee in December, 2005, and the committee met once during fiscal 2005. Members present at this meeting were Paul Gottlieb, John Kurtzweil and Alistair Johnson-Clague.

Compensation Committee.The Board currently has no compensation committee.

Audit Committee. The purpose of the Audit Committee is to assist our board of directors in overseeing (i) the integrity of our company’s accounting and financial reporting processes, the audits of our financial statements, as well as our systems of internal controls regarding finance, accounting, and legal compliance; (ii) our company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of our independent public accountants; (iv) our company’s financial risk; and (v) our company’s internal audit function. In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the board, the independent public accountants, and our management. Mr. Cunningham currently is the sole member of our Audit Committee. Mr. Cunningham. the chairman of the Audit Committee is independent in accordance with Section 121A of the American Stock Exchange Company Guide. Mr. Cunningham serves as the committee’s chairman and is the “audit committee financial expert” as defined under Item 401(h) of Regulation S-K. Our Audit Committee reports its findings directly to the full board. The board of directors has adopted a charter for the Audit Committee a copy of which was attached as Appendix A to the proxy statement for our 2005 annual meeting of the stockholders.

Compensation Committee Interlocks and Insider Participation. There were no interlocking relationships between our company and other entities that might affect the determination of the compensation of our executive officers.

What are the procedures of the Governance and Nominating Committee in making nominations?

The Governance and Nominating Committee will establish and periodically reevaluate the criteria and qualifications for board membership and the selection of candidates to serve as directors of our company. In determining whether to nominate a candidate for director, the Governance and Nominating Committee will consider the candidate’s independence standards, experience relevant to the needs of our company, leadership qualities, diversity, and the ability to represent our stockholders. The committee, if it so chooses, has the authority to retain a search firm to identify director candidates and to approve any fees and retention terms of the search firm’s engagement.

The committee shall formulate a process to identify candidates for nomination or to be recommended to the board for nomination as directors. The process, at a minimum, shall

•	reflect the minimum qualifications that in the view of the committee are required for membership on the board;

•	reflect any additional qualifications that in the view of the Committee are required of one or more members of the board;

•	provide for the consideration of the qualifications, performance, and contributions of incumbent board members who consent to re-election;

•	provide for the identification and evaluation of potential nominees for positions for which the Committee does not select qualified incumbents for re-election; and

•	provide for appropriate documentation of the nominations process.

Our board of directors is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving our company the benefit of the familiarity and insight into our company’s affairs that its directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body. Accordingly, the process of the Governance and Nominating Committee for identifying nominees reflects the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the board, who the committee believes will continue to make important contributions to the board, and who consent to continue their service on the board.

What are our policies and procedures with respect to director candidates who are nominated by security holders?

The Governance and Nominating Committee shall formulate and recommend for adoption to the full Board a policy regarding consideration of nominees for election to the Board who are recommended by security holders of the Company. The policy shall state at a minimum that the Committee will consider candidates nominated by shareholders of the Company. The policy shall contain any other elements that the Committee deems appropriate. These elements may include requirements relating to minimum share ownership of recommending security holder; qualifications of recommended candidates; and compliance with procedures for submission of recommendations.

The Committee shall adopt procedures for the submission to the Committee of shareholder recommendations of nominees for election to the Board, consistent with the policy adopted by the Board. These procedures, at a minimum, shall include requirements and specifications relating to the following:

•	the timing for the submission of recommendations;

•	the manner of submission of recommendations

•	information required to be provided concerning the recommending security holder

•	information required to be provided concerning proposed nominee;

•	the consent of the proposed nominee to be contacted and interviewed by the Committee;

•	and the consent of the proposed nominee to serve if nominated and elected.

What is our policy on director attendance at our annual meetings?

The Governance and Nominating Committee of the Board of Directors shall formulate and recommend to the Board for adoption a policy regarding attendance of directors at annual meetings of the Company’s stockholders. The policy may provide for attendance of directors by appropriate means of electronic conferencing.

Four of our directors attended our 2005 annual meeting of stockholders. All current directors anticipate attending the 2006 annual meeting of stockholders.

How can investors communicate with the board of directors?

It is the policy of our company to facilitate security holder communications to the board of directors and to provide a method whereby interested parties can make their concerns known to the board’s non-management directors. The Governance and Nominating Committee of the Board of Directors shall formulate procedures for security holders to send communications to the Board. The Committee shall also formulate procedures for interested parties to communicate with non-management directors. These procedures, at a minimum, shall include requirements and specifications relating to the following:

•	the manner in which communications may be sent to directors;

•	any information required to be provided concerning the communicating security holder or other party;

•	the process for collecting and organizing communications;

•	the process for determining which communications will be relayed to the directors;

•	the manner and timing of delivery of communications to the directors;

•	and in the case of communications to non-management directors, procedures for determiningif and when such communications should be shared with management.

Does the company have a code of ethics?

We have adopted a code of ethics that applies to all directors, officers, and employees of our company, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Technical Officer. We have filed our code of ethics as an exhibit to our annual report on Form 10-K for the year ended September 30, 2005. In addition, our code of ethics is posted under “Investor Relations” on our Internet website at www.yp.com. We will mail a copy of our code of ethics at no charge upon request submitted to YP Corp., Attention: Investor Relations, 4840 East Jasmine Street, Suite 105, Mesa, Arizona, 85205. If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore on Form 8-K or on our Internet website at www.yp.com.

Audit Committee Report

The Securities and Exchange Commission rules require us to include in our proxy statement a report from the Audit Committee of our board of directors. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report in such filings.

It is the duty of the Audit Committee to provide independent, objective oversight of our accounting functions and internal controls. The Audit Committee acts under a written charter that sets forth the audit-related functions we are expected to perform. Our functions are to:

•	Serve as an independent and objective party to monitor YP Corp.’s financial reporting process and system of internal control structure;

•	Review and appraise the audit efforts of YP Corp.’s independent auditors; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the board of directors.

We meet with management periodically to consider the adequacy of YP Corp.’s internal controls and the objectivity of its financial reporting. We discuss these matters with YP Corp.’s independent auditors and with appropriate financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee. We also recommend to the board the appointment of the independent auditors and review periodically their performance and independence from management. Toward that end, we have considered whether any non-audit related services provided by YP Corp.’s independent auditors are compatible with their independence. In addition, we review our financing plans and report recommendations to the full board for approval and to authorize action.

Management of YP Corp. has primary responsibility for its financial statements and the overall reporting process, including its system of internal control structure. The independent auditors (a) audit the annual financial statements prepared by management, (b) express an opinion as to whether those financial statements fairly present YP Corp.’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles, and (c) discuss with YP Corp. any issues they believe should be raised. Our responsibility is to monitor and review these processes.

It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of YP Corp. while serving on the Audit Committee. We are not and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting and auditing. Therefore, we have relied, without independent verification; on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on YP Corp.’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that YP Corp.’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of YP Corp.’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that YP Corp.’s independent accountants are in fact “independent.”

This year, we reviewed YP Corp.’s audited consolidated financial statements and met with both management and Epstein, Weber & Conover, P.L.C., YP Corp.’s independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with Epstein, Weber & Conover, P.L.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from YP Corp. We also discussed with Epstein, Weber & Conover, P.L.C. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

Based on these reviews and discussions, we recommended to the board that YP Corp.’s audited consolidated financial statements should be included in YP Corp.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

The Audit Committee
Joseph F. Cunningham, Chairman

EXECUTIVE OFFICERS

Executive Officers

Our executive management consists of the following personnel:

Name	Age	Position
Daniel L. Coury Sr.	52	Acting Chief Executive Officer
John Raven	41	Chief Operating Officer

DANIEL L. COURY, SR. Mr. Coury has served as a director of our company since February 2000 and as our Acting Chief Executive Officer since January 2006. Since 1990, Mr. Coury has served as President and Chairman of Mesa Cold Storage, Ltd., which owns and operates the largest cold storage facilities in Arizona. Before Mr. Coury purchased Mesa Cold Storage, he had experience in international trade, real estate development, real estate exchanges and serving as a consultant to various family businesses, including General Motors dealerships, numerous commercial and residential developments and mortuary services.

JOHN RAVEN. Mr. Raven has served as our Chief Operating Officer since July 2005. Mr. Raven has served as our Chief Technology Officer since September 2003. Mr. Raven has over eleven years experience in the technology arena and 16 years of overall leadership experience working with companies such as Perot Systems (PER), where he worked in 2003 and managed 640 staff members, Read-Rite Corp (RDRT), where he worked from 2000 to 2003, and as Cap Gemini Ernst & Young (CAPMF), where he worked from 2000 to 2002. Mr. Raven also served as Director of Information Technology at Viacom’s ENG Network division, where he worked from 1996 to 1999. Mr. Raven has experience in software engineering, data and process architecture, systems development, and database management systems. At NASA’s Jet Propulsion Laboratory, where he worked from 1993 to 1996, Mr. Raven was a team member and information systems engineer for the historic 1997 mission to Mars conducted with the Pathfinder space vehicle and the Sojourner surface rover. Mr. Raven received his Bachelors of Science in Computer Science from the California Institute of Technology in 1991. His certifications include Cisco Internetwork Engineer, Project Management from the Project Management Institute, Certified Project Manager from Perot Management Methodology Institute, Microsoft Certified System Engineer, and Certified Novel Engineer.

EXECUTIVE COMPENSATION

Executive Compensation Summary

The following table sets forth the total compensation for the fiscal years ended September 30, 2005, 2004, and 2003 paid to or accrued for our Chief Executive Officer and our other executive officers who earned more than $100,000 in salary and bonus during fiscal 2005. Additionally, we have included the compensation for one former executive officer who departed during the last fiscal year and whose compensation actually paid would have placed her among our executive officers who earned more than $100,000 in salary and bonus during fiscal 2005. These executive officers are collectively referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($)	Restricted Stock Awards($)(1)	All Other Compensation ($)(2)

Peter J. Bergmann (3)	2005	$220,833	$130,000	-	$85,000	$18,500
Chairman, Chief Executive	2004	50,000	181,796	-	1,777,250	37,800
Officer, President	2003	-	-	-	-	-

W. Chris Broquist (4)	2005	$156,867	-	-	$42,500	-
Chief Financial Officer	2004	18,000	-	-	153,500	-
and Secretary	2003	-	-	-	-	-

John Raven (5)	2005	$211,500	$30,000	-	$21,250	-
Chief Technology Officer	2004	151,888	-	-	-	-
	2003	8,654	-	-	150,000	-

Penny Spaeth (6)	2005	$102,083	$1,000	-	$21,250	-
Chief Operating Officer	2004	114,245	-	-		-
	2003	-	-	-	-	-
___________________

(1)
The amounts under the Restricted Stock Awards column represent the dollar value of shares of restricted stock issued to the Named Executive Officers under our 2003 Stock Plan. The holders of these shares of restricted stock receive dividends on such shares when and if declared and paid on shares of our common stock. At September 30, 2005, the number of shares of restricted stock held by each of the Named Executive Officers and the value of such shares, based on a closing price of $0.880 per share on that date, was as follows: Mr. Bergmann: 1,300,000 shares ($1,144,000); Mr. Broquist: 150,000 shares ($132,000); Mr. Raven: 125,000 shares ($110,000); and Ms. Spaeth: 0 shares ($0.).

(2)	The amounts shown for fiscal 2005 reflect Directors fees paid to Mr. Bergmann during the year.
(3)
Mr. Bergmann served as our President, Chief Executive Officer and Chairman from May 2004 until December 2005. Mr. Bergmann’s compensation arrangements are described below under “Certain Relationships and Related Transactions - Agreements with Executive Officers.”

(4)
Mr. Broquist was appointed Chief Financial Officer in August 2004. Mr. Broquist’s compensation arrangements are described below under “Certain Relationships and Related Transactions - Agreements with Executive Officers.”

(5)	Mr. Raven joined our company in August 2003. Mr. Raven’s compensation arrangements are described below under “Certain Relationships and Related Transactions - Agreements with Executive Officers.”
(6)
Ms. Spaeth served as our Chief Operating Officer from April 2004 until July 2005. Ms. Spaeth’s compensation arrangements are described below under “Certain Relationships and Related Transactions - Agreements with Executive Officers.”

Compensation Pursuant to Stock Options

No options were granted to any of the Named Executive Officers during the fiscal year ended September 30, 2005. As of September 30, 2005, there were no outstanding stock options. Also during such fiscal year, no long-term incentive plans or pension plans were in effect with respect to any of the Company’s officers, directors or employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Executive Officers

Mr. Bergmann was appointed our President, Chief Executive Office, and Chairman of the Board in May 2004. Mr. Bergmann previously had been an independent director of our company since May 2002. In connection with Mr. Bergmann’s appointment, we entered into an employment agreement with him. The employment agreement had a three year term. Under the employment agreement, Mr. Bergmann was entitled to an annual base salary of $200,000, subject to annual increases to $225,000 during the second year and $275,000 during the third year of the employment agreement, in addition to performance bonuses of our company’s common stock issued out of our 2003 Stock Plan. In connection with the execution of the employment agreement, Mr. Bergmann received 1,000,000 shares of restricted common stock of our company. Mr. Bergmann also was entitled to housing and automobile allowances and reimbursement for all business expenses incurred by him in connection with his employment.

On November 3, 2005, Mr. Bergmann resigned as Chairman and President of our company and we entered into a separation agreement with Mr. Bergmann. In connection with the separation agreement, on November 3, 2005, our company and Mr. Bergmann terminated his employment agreement and his restricted stock agreement. Pursuant to the separation agreement, Mr. Bergmann resigned as our Chief Executive Officer immediately upon the filing of our Annual Report on Form 10-K and Mr. Bergmann will continue to serve as a director of our company until the Annual Meeting.

In consideration of a waiver of all rights to severance and certain other covenants and a general release of all claims by Mr. Bergmann, the separation agreement provided for the continued payment of Mr. Bergmann’s monthly salary until his resignation as CEO. We also paid to Mr. Bergmann 18 months of his current salary in one payment of $337,500 on or before January 2, 2006. We also will continue to provide Mr. Bergmann with health insurance for 12 months or until he is employed elsewhere with a company that offers an insurance program.

Pursuant to the separation agreement, Mr. Bergmann forfeited all shares of our common stock and any other unvested capital stock or options to purchase such stock received by Mr. Bergmann, or an affiliated party, while employed by our company except for (i) 50,000 shares granted to Mr. Bergmann in 2002 that were fully vested, (ii) 600,000 shares of the total 1,000,000 shares granted to Mr. Bergmann under a restricted stock agreement and (iii) 100,000 shares granted to Mr. Bergmann in April 2005. The parties agreed that the shares set forth in (ii) and (iii) above will remain subject to contractual restrictions on transfer for 18 months, or until a change of control or our stock price achieving certain sustained levels.

On August 3, 2004, we hired W. Chris Broquist as our Chief Financial Officer and entered into an employment agreement with him. The employment agreement has a three year term. Under the employment agreement, Mr. Broquist is entitled to an annual base salary of $144,000, subject to annual increases to $160,000 in the second year and $176,000 in the third year, in addition to performance bonuses of our company’s common stock issued out of our 2003 Stock Plan. In connection with the execution of the employment agreement, Mr. Broquist received 100,000 shares of restricted common stock. Mr. Broquist also is entitled to housing and automobile allowances and reimbursement for all business expenses incurred by him in connection with his employment.

On January 19, 2006, the Company entered into a Separation Agreement & General Release with Chris Broquist, its Chief Financial Officer, pursuant to which Mr. Broquist and the Company have agreed to terminate their employment relationship effective February 28, 2006. Pursuant to the terms of the Separation Agreement & General Release, among other items, Mr. Broquist will receive a severance package consisting of six months of compensation and health benefits and the continued vesting of his restricted stock and Mr. Broquist has agreed not to compete with the Company or solicit any of the employees of the Company for a period of two years.

On September 21, 2004, we entered into a two-year employment agreement with John Raven, who now serves as our Chief Operating Officer. Under the employment agreement, Mr. Raven is entitled to an annual base salary of $165,000, subject to an increase to $185,000 in the second year, in addition to a $35,000 signing bonus and performance bonuses of restricted stock. Mr. Raven’s agreement was renewed and extended as of February 6, 2006 for an additional two years whereby he is to receive a base salary of $181,500. Salary for subsequent years will be determined by the Compensation Committee but in no event be less that 110% of the prior years salary. On April 1, 2006, Mr. Raven is to receive a cash bonus of $50,000. Additionally, Mr. Raven is to receive a bonus of 150,000 shares of restricted stock under the 2003 Stock Plan either upon change of control as defined in the plan or when the when the Company’s stock trades at $2.00 per share: which ever comes first

Effective January 2006, Mr. Daniel L. Coury Sr. was appointed chairman of the board and acting chief executive officer. In addition to the director fees he currently receives, Mr. Coury is to receive $25,000 per month for months he serves in the capacity of acting chief executive officer. He is also granted 300,000 shares of restricted stock under the Company’s 2003 YP Corp Stock Plan. He is also to receive an additional 100,000 restricted shares upon appointment of a new CEO and an additional 100,000 restricted shares in the event YP Corp. common stock closes at a price of $2.00 per share for a period of 31 days.

On November 1, 2004, we entered into a two-year employment agreement with Penny Spaeth, who served as our Chief Operating Officer from April 2004 until July 2005. Under the agreement, Ms. Spaeth was entitled to an annual base salary of $137,500, subject to an increase to $151,020, in addition to performance bonuses of 25,000 shares of restricted stock. Ms. Spaeth was entitled to receive $400 per month allowance for automobile usage and $100 per month allowance for cellular phone charges. Under the terms of Ms. Spaeth’s separation agreement, she received severance payments totaling $80,000 and received health benefits for six months.

Other Relationships and Related Transactions

Termination Agreements with Former Executive Officers

Prior to fiscal 2004, our company entered into executive consulting agreements with (i) an entity controlled by Angelo Tullo, our then-President, Chief Executive Officer, and Chairman of the Board; (ii) an entity controlled by David Iannini, our then-Chief Financial Officer; (iii) an entity controlled by Gregory Crane, a former director of our company; and (iv) an entity controlled by DeVal Johnson, our then-Vice President, Secretary, and a director of our company. The agreements called for fees to be paid to those entities for the services provided by those individuals as officers of our company, as well as their respective staffs. During fiscal 2004, our company terminated the executive consulting agreements with the entities controlled by Messrs. Tullo, Iannini and Crane. In fiscal 2005, our company terminated the remaining executive consulting agreement with Mr. Johnson. The termination agreements provided for cash payments totaling $2,145,000 in exchange for consulting services and non-compete agreements. In the fourth quarter of fiscal 2005, however, we concluded all matters with respect to these parties and made all remaining payments owed under the termination agreements.

Shareholder Agreements

Prior to and during fiscal 2004 we advanced funds to our two largest stockholders, Morris & Miller, Ltd. and Mathew and Markson, Ltd. (together, the “Stockholders’). We terminated the line of credit agreement with the Stockholders effective April 9, 2004. During the fiscal year ended September 30, 2004, the Stockholders made accelerated principal reductions of $1.6 million almost three years in advance of their maturity.

On April 1, 2005, our company and the Stockholders entered into a Transfer and Repayment Agreement. Under the agreement, the Stockholders satisfied all of their outstanding debt obligations to our company as follows:

•	The Stockholders agreed to surrender and deliver to our company 1,889,566 shares of common stock previously owned by the Stockholders;

•	The Stockholders forgave $115,865 of debt and all related accrued interest owed by our company to the Stockholders;

•	The Stockholders released any liens they previously had on any shares of our company’s common stock;

•	The Stockholders assigned certain intellectual property to our Company; and

•
The Stockholders agreed to a non-compete and non-solicitation agreement whereby the Stockholders and their affiliates agree not to compete with our company or solicit any customers for a period of five years.

Related Party Transaction Policy

Our general policy requires adherence to Nevada corporate law regarding transactions between our company and a director, officer or affiliate of our company. Transactions in which such persons have a financial interest are not void or voidable if the interest is disclosed and approved by disinterested directors or stockholders or if the transaction is otherwise fair to our company. It is our policy that transactions with related parties are conducted on terms no less favorable to our company than if they were conducted with unaffiliated third parties. During the fiscal year ended September 30, 2005, there were no related party transactions except as described above.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 5, 2006, with respect to (i) each Named Executive Officer and each director of our company; (ii) all Named Executive Officers and directors of our company as a group; and (iii) each person known to our company to be the beneficial owner of more than 5% of our company’s common stock. The information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205.

Name	Shares Beneficially Owned	Percentage of Shares Outstanding (1)

W. Chris Broquist	150,000	*
John Raven	125,000	*
Daniel L. Coury, Sr. (2)	650,000	1.3%
Joseph Cunningham	150,000	0
Elizabeth Demarse	150,000	0
Costa Brava Partnership III, L.P. (7)	2,469,200	5.1%
Ewing & Partners (8)	2,801,943	5.8%
Grand Slam Asset Management (6)	3,745,880	7.7%
Mathew and Markson Ltd. (3)	4,060,062	8.3%
Morris & Miller Ltd. (3)	3,711,434	7.6%
Angelo Tulle (4)	4,066,580	8. 3%
Sunbelt Financial Concepts, Inc.(5)	4,066,580	8. 3%

All executive officers and directors as a group (5 persons).	1,225,000	2.5%
_________________________

* Represents less than one percent of our issued and outstanding common stock.

(1)	Based on 48,726,594 shares outstanding as of February 23, 2006.

(2)
Of the number shown, (i) 55,000 shares are owned by Children’s Management Trust (the “Coury Trust”), of which Mr. Coury is a co-trustee, and (ii) 10.093 shares are owned by DLC & Associates Business Consulting, Inc. (“DLC”), of which Mr. Coury is the President. Mr. Coury disclaims beneficial ownership of the shares owned by the Coury Trust and DLC except to the extent of any of his proportionate interest therein, if any.

(3)	Address is Woods Centre, Friar’s Road, P.O. Box 1407, St. John’s, Antigua, West Indies. Ilse Cooper is the control person for both Mathew and Markson and Morris & Miller.
(4)
Of the number shown, 3,616,580 shares are owned by Sunbelt Financial Concepts, Inc., See footnote 5. Mr. Tullo is the President of Sunbelt and has dispositive power over the shares of Common Stock owned by Sunbelt. Mr. Tullo disclaims beneficial ownership of the shares owned by Sunbelt except to the extent of any proportionate interest therein. Mr. Tullo’s address is 4710 E. Falcon Drive, #209, Mesa, Arizona 85215.

(5)	Hickory Management is the owner of Sunbelt and J.C. McDaniel, Esq. is the control person of Hickory Management. Sunbelt’s address is 4710 E. Falcon Drive, #209, Mesa, Arizona 85215.
(6)	Address is One Bridge Plaza, Ft. Lee, New Jersey 07024
(7)	Address is 420 Boylston St., Boston Massachusetts 02116
(8)	Address is 4514 Cole Avenue, Suite 808, Dallas Texas 75205

(Cayman) Limited, 36C Bermuda House, British American Center, Dr. Roy’s Drive, P.O. Box 513GT, George Town, Grand Cayman, Cayman Islands, B.W.I. The address of Asset Management is One Bridge Plaza, Fort Lee, New Jersey 07024. The information set forth above is based upon the Schedule 13D/A filed by Master Fund and Asset Management on December 23, 2005.

Equity Compensation Plan Information

WE MAINTAIN THE 2003 STOCK PLAN PURSUANT TO WHICH WE MAY GRANT EQUITY AWARDS TO ELIGIBLE PERSONS. THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION ABOUT EQUITY AWARDS UNDER OUR 2003 STOCK PLAN, AS WELL AS AN INDIVIDUAL EQUITY COMPENSATION ARRANGEMENT WITH OUR CHIEF EXECUTIVE OFFICER, AS OF SEPTEMBER 30, 2005:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,943,000 (2)	N/A	2,057,000
Equity compensation plans not approved by security holders	1,000,000(3)	N/A	0
Total	3,943,000	N/A	2,057,000
___________________
(1)	The 2003 Stock Plan was approved by written consent of a majority of our company’s stockholders on July 21, 2003.
(2)	This number represents the number of shares of restricted stock granted to eligible persons under the 2003 Stock Plan.
(3)
This number represents shares of restricted stock that were granted to Peter J. Bergmann, our Chairman and Chief Executive Officer, pursuant to a restricted stock agreement dated June 6, 2004. These shares were not granted under our 2003 Stock Plan. These shares of restricted stock vest in accordance with a performance-based vesting schedule. As of September 30, 2004, none of these shares is vested. For a description of this equity compensation arrangement, see Note 14 in the notes to our financial statements in Item 7 of this Form 10-KSB.

Our 2003 Stock Plan

During the year ended September 30, 2002, our stockholders approved the 2002 Employees, Officers & Directors Stock Option Plan (the “2002 Plan”), which was intended to replace our 1998 Stock Option Plan (the “1998 Plan”). The 2002 Plan was never implemented, however, and no options, shares or any other securities were issued or granted under the 2002 Plan. There were 3,000,000 shares of our common stock authorized under the 2002 Plan. On June 30, 2003 and July 21, 2003, respectively, our Board of Directors and a majority of our stockholders terminated both the 1998 Plan and the 2002 Plan and approved our 2003 Stock Plan. The 3,000,000 shares of common stock previously allocated to the 2002 Plan were re-allocated to the 2003 Stock Plan.

In April 2004, our stockholders and our Board of Directors approved an amendment to the 2003 Stock Plan to increase the aggregate number of shares available there under by 2,000,000 shares in order to have an adequate number of shares available for future grants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Based solely on our review of the copies of such forms filed under the SEC during the year ended September 30, 2005, we believe that during such year our executive officers, directors and ten percent stockholders complied with all such filing requirements except for Matthew and Markson Ltd. and Morris & Miller Ltd., who filed several reports late.

PERFORMANCE GRAPH

PROPOSAL TO AMEND OUR
AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
(Proposal No. 2)

General Information

Our Amended and Restated Articles of Incorporation (the “Articles”) currently divides our board of directors into three classes, with the directors in each class elected to three-year terms. Because the stockholders currently elect directors to only one class each year, roughly one-third of our directors are elected annually pursuant to this classified board structure. The board of directors, in its continuing review of corporate governance matters, and after careful consideration and consultation with management and outside advisors and now recommends stockholder approval of a proposal to amend Article 5 of the Articles to eliminate the classification of our board of directors.

Background of the Proposal

Classified boards have been widely adopted and have a long history in corporate law. The board of directors considered arguments for maintaining, as well as for eliminating, the classified board structure, as follows:

Advantages of a Classified board

Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board, and enhance the independence of non-employee directors. Overlapping three-year terms of directors promote continuity and stability of management by ensuring that, at any given time, two-thirds of the directors have at least one year’s experience on the board. In addition, three-year director terms strengthen director independence by lessening the threat that a director who refuses to act in conformity with the wishes of management or other directors will not be re-nominated for election as a director.

Proponents of a classified board also believe the structure reduces the likelihood of an unsolicited and disadvantageous takeover of control of our company, which might cause our stockholders to receive less than an adequate price for their stock, because a would-be acquiror cannot replace a majority of our board of directors at a single annual meeting. Because a would-be acquiror cannot easily remove a classified board, our board of directors may possess greater bargaining power to obtain the best price from an acquiror and is likely to have more time to search for superior alternatives.

Disadvantages of a Classified Board

An increasing number of investors have come to believe that classified boards reduce accountability of directors because they limit the ability of stockholders to evaluate and elect all directors on an annual basis. In addition, many investors believe that a staggered board may become entrenched and discourage acquisition proposals that might otherwise be in the best interest of stockholders.

The Board’s Decision to Adopt the Proposal

Our board of directors is committed to good corporate governance. The board believes that the election of directors is a primary means for our stockholders to have a voice in the management of our company, to influence corporate governance policies, and to hold management accountable for implementing those policies. The board recognizes that the annual election of all directors is in line with emerging practices in the area of corporate governance, because an annual election provides stockholders with the opportunity to register their views on the performance of the entire board each year. The board consulted with our company’s management and our outside advisors when it considered the various positions for and against a classified board. Based upon that analysis and the recommendation of the Nominating Committee, the board has determined that amending the Articles to provide for the annual election of all directors is in the best interests of our company and its stockholders at this time.

Approval of the Proposal; Vote Required; Effective Date of the Amendment

The board of directors has approved, and recommends that stockholders consider and approve, a proposal to amend the Articles to eliminate the current division of the board of directors into three classes. The affirmative vote of the holders of 66 2/3% of our issued and outstanding shares of common stock as of the record date and present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposal to amend our Articles. Because approval of the amendment requires the affirmative vote of holders of 66 2/3% of the shares of our common stock outstanding and entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes cast against a proposal at the Annual Meeting.

If the proposed amendment is approved, all directors would be elected to one-year terms commencing with the 2007 Annual Meeting. In order to facilitate the transition from classified three-year terms to non-classified one-year terms, each director whose term would not otherwise expire at the 2007 Annual Meeting has agreed to tender his resignation effective immediately prior to the 2007 Annual Meeting.

The board has set the current number of directors at 5, which the proposal would not change. The board, however, will retain the authority to change that number and to appoint directors to fill any board vacancies, including any that result from an increase in the size of the board.

If the amendment to Article 5 of the Articles is adopted pursuant to this proposal, Article 5, Section 5.1(a) would be amended in its entirety and Article 5, Section 5.1(b) would be renumbered as Article 5, Section 5.2 and amended. The text of Article 5, as amended, would read as follows:

“5.     Board of Directors. The affairs of the Corporation shall be governed by a Board of Directors. Subject to any rights to elect directors (“Preferred Stock Directors”) granted to the holders of any series of Preferred Stock as set forth in the Certificate of Designation for such series or class of Preferred Stock, the number of persons to serve on the Board of Directors, and the number of directors in each class of directors, shall be fixed as set forth in the Bylaws and such number may be increased or decreased from time to time in such manner as provided by the Bylaws, but the number of directors shall never be less than three. Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock.

5.1     Terms of Directors. Beginning with the Corporation’s annual meeting of stockholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of stockholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the board of directors.

5.2     Removal of Directors. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, any director of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article 5 shall not apply with respect to the director or directors elected by such holders of preferred stock.”

Appendix A to this Proxy Statement shows the changes to the relevant portions of Article 5 of the Articles resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this proposal will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Nevada. Our company will make such a filing promptly after approval of the proposal at the Annual Meeting. At that time, conforming amendments to the Company’s Bylaws would also become effective.

If the amendment is not approved, the board of directors will remain classified, the directors elected at this Annual Meeting will serve a three-year term, and all other directors will continue in office for the remainder of their respective three-year terms. Directors also will continue to be removable only for cause, and directors elected to fill board vacancies and newly-created directorships will serve for the remainder of the three-year term that corresponds to the class to which they are elected.

Our board of directors recommends a vote FOR the proposal to amend our Amended and
Restated Articles of Incorporation to provide for the annual election of all directors.

RATIFICATION OF INDEPENDENT AUDITORS
(Proposal No. 3)

Our Audit Committee, pursuant to authority granted to it by our board of directors, has selected Epstein, Weber & Conover, P.L.C., certified public accountants, as independent auditors to examine our annual consolidated financial statements for our fiscal year ending September 30, 2006. Our board is submitting this proposal to the vote of the stockholders in order to ratify the Audit Committee’s selection. If stockholders do not ratify the selection of Epstein, Weber & Conover, P.L.C., the audit committee will reconsider the selection of independent auditors.

We have paid or expect to pay the following fees to Epstein, Weber & Conover, P.L.C. for work performed in 2004 and 2005 or attributable to Epstein, Weber & Conover, P.L.C.’s audit of our 2004 and 2005 consolidated financial statements:

	2004	2005
Audit Fees	$70,574	$75,842
Audit-Related Fees	10,840	573
Tax Fees	0	0
All Other Fees	0	0

In January 2003, the SEC released final rules to implement Title II of the Sarbanes-Oxley Act of 2003 (the “Sarbanes-Oxley Act”). The rules address auditor independence and have modified the proxy fee disclosure requirements. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit-related fees are assurance-related services that traditionally are performed by the independent accountant, such as employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

The audit committee has reviewed the fees paid to Epstein, Weber & Conover, P.L.C. and has considered whether the fees paid for non-audit services are compatible with maintaining Epstein, Weber & Conover, P.L.C.’s independence. The audit committee also has adopted policies and procedures to approve audit and non-audit services provided in fiscal 2005 by Epstein, Weber & Conover, P.L.C. in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated there under. These policies and procedures involve annual pre-approval by the audit committee of the types of services to be provided by our independent auditor and fee limits for each type of service on both a per-engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the audit committee for further pre-approval. The audit committee may additionally ratify certain de minimis services provided by the independent auditor without prior audit committee approval, as permitted by the Sarbanes-Oxley Act and rules of the SEC promulgated there under. We will disclose all such approvals by the audit committee, as applicable, in upcoming years.

Representatives of Epstein, Weber & Conover, P.L.C. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of Epstein, Weber & Conover, P.L.C. as independent auditors for fiscal 2006. Therefore, abstentions effectively count as votes against this proposal.

Our board of directors recommends a vote FOR ratification of Epstein, Weber & Conover, P.L.C. as our company’s independent auditors for fiscal 2006.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be considered for inclusion in our proxy materials relating to our 2007 Annual Meeting, stockholder proposals must be received at our principal executive offices by October 27, 2006, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2007 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, our board of directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

A copy of our Annual Report for the year ended September 30, 2005 has been mailed to you currently with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Audit Committee Report,” “Compensation Committee Report,” and “Performance Graph” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our principal executive offices at 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205-3321.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receive our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet. Electronic delivery could save us a significant portion of the costs associated with printing and mailing Annual Meeting materials, and we hope that our stockholders find this service convenient and useful. If you consent and we elect to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.investordelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting our transfer agent, Registrar and Transfer Company, if you hold shares in your own name.

By consenting to electronic delivery, you are stating to us that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

YP Corp.

Secretary

March __, 2006

APPENDIX A

5.     Board of Directors. The affairs of the Corporation shall be governed by a Board of Directors. Subject to any rights to elect directors (“Preferred Stock Directors”) granted to the holders of any series of Preferred Stock as set forth in the Certificate of Designation for such series or class of Preferred Stock, the number of persons to serve on the Board of Directors, and the number of directors in each class of directors, shall be fixed as set forth in the Bylaws and such number may be increase or decreased from time to time in such manner as provided by the Bylaws, but the number of directors shall never be less than three. Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation’s stock.

~~5.1.   Classified Board.~~

~~(a)  Other than with respect to any Preferred Stock Directors,~~
~~the Board of Directors shall be divided into three classes as nearly equal in number as possible (each, a “Class”), known as Class I, Class II and Class III. Directors of Class I first chosen at the annual meeting of stockholders held in 2004 shall hold office until the third annual meeting of the stockholders following their election, such annual meeting of the stockholders to be held in 2007; directors of Class II first chosen at the annual meeting of stockholders held in 2004 shall hold office until the second annual meeting following their election, such annual meeting of the stockholders to be held in 2006; and directors of Class III first chosen at the annual meeting of stockholders held in 2004 shall hold office until the first annual meeting following their election, such annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders beginning with the annual meeting of stockholders held in 2005, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Other than with respect to any Preferred Stock Director, when the number of directors is changed, any newly created directorships or any decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the Board of Directors (other than the result of the establishment of any Preferred Stock Directors) and the resultant vacancies are filled by the Board of Directors, such additional directors shall serve only until the next annual meeting up stockholders, at which time they shall be subject to election and classification by stockholders. In the event that any director is elected by the Board of Directors to fill a vacancy that occurs as a result of the death, resignation, or removal of another director, such director shall hold office until the annual meeting of stockholders at which the director who died, resigned or was removed would have been required, in the regular order of business, to stand for re-election, even though such term may thereby extend beyond the next annual meeting of stockholders. Each director who is elected as provided in this Section 5 shall serve until his or her successor is duly elected and qualifies.~~

5.1     Terms of Directors. Beginning with the Corporation’s annual meeting of stockholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of stockholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the board of directors.

~~(b)~~ 5.2     Removal of Directors.Notwithstanding any other provision  of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, any director ~~or all the directors of a single class (but not the entire Board of Directors)~~ of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article 5 shall not apply with respect to the director or directors elected by such holders of preferred stock.

REVOCABLE PROXY
YP CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

Annual Meeting of Stockholders-April 7, 2006
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on April 7, 2006 and the Proxy Statement and appoints W. Chris Broquist, the proxy of the undersigned, with full power of substitution to vote all shares of Common Stock of YP Corp. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Mesa Hilton, 1011 W. Holmes Avenue, Mesa, Arizona 85210 on April 7, 2006 at 10:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

1. Election of Directors	For	With-hold
Joseph F. Cunningham Jr.	☐	☐
Elizabeth Demarse	☐	☐

2. To approve the amendment to our Articles of Incorporation:	For ☐	Against ☐	Abstain ☐

3. To ratify the appointment of Epstein, Weber & Conover, P.L.C., as our independent auditors for the fiscal year ending September 30, 2006:	For ☐	Against ☐	Abstain ☐

4. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before this meeting.

Please disregard the following if you have previously provided your consent decision:
☐ By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses, other materials, and shareholder communications electronically via the Internet at a webpage that will be disclosed to me. I understand that the Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cranford, NJ 07016 and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1, 2, AND 3 IN THE DISCRETION OF THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

YP CORP.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

THIS PROXY CARD IS VALID WHEN SIGNED AND DATED.
MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________
____________________
____________________